Exhibit 24.1

SUNOCO, INC.

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned individuals, in his or her respective capacity as an officer and/or director of Sunoco, Inc., a Pennsylvania corporation, does hereby constitute and appoint Brian P. MacDonald, Stacy L. Fox and Joseph P. Krott, his or her true and lawful attorneys-in-fact and agents each with full power to act without the others, in his or her name, place and stead, to sign and file the Sunoco, Inc. Form 10-K for the year ending December 31, 2011, together with any and all subsequent amendments and exhibits thereto, and other documents in connection therewith, hereby qualifying, ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in any number of counterparts and by the different signatories in separate counterparts, each of which when executed shall be deemed to be an original, and all of which, taken together, shall constitute one and the same instrument.

[COUNTERPART SIGNATURE PAGES FOLLOW]

[REST OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals as of this 2nd day of February, 2012.

/s/ IRENE C. BRITT	/s/ URSULA O. FAIRBAIRN
Irene C. Britt Director	Ursula O. Fairbairn Director

/S/ CHRIS C. CASCIATO	/S/ JOHN P. JONES, III
Chris C. Casciato Director	John P. Jones, III Director

/S/ WILLIAM H. EASTER, III	/S/ JAMES G. KAISER
William H. Easter, III Director	James G. Kaiser Director

/S/ GARY W. EDWARDS	/S/ JOSEPH P. KROTT
Gary W. Edwards Director	Joseph P. Krott Comptroller (Principal Accounting Officer)

/S/ LYNN L. ELSENHANS	/S/ BRIAN P. MACDONALD
Lynn L. Elsenhans	Brian P. MacDonald
Chairman, Chief Executive Officer,	Senior Vice President and Chief
President and Director	Financial Officer
(Principal Executive Officer)	(Principal Financial Officer)

/S/ JOHN K. WULFF
John K. Wulff Director

ATTEST:

/S/ STACY L. FOX
Stacy L. Fox
Senior Vice President,
General Counsel and Corporate Secretary